Exhibit 23.2

Three Gateway Center	Accountants and Consultants
Pittsburgh, PA 15222-1015
(412) 391-0724
Chartwell International, Inc.
Morristown, New Jersey
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-134576) of Chartwell International, Inc. of our report dated August 3, 2006 (except for Note 10 as to which the date is August 29, 2006), relating to the consolidated financial statements and schedules, which are incorporated in this Annual Report on For 10-KSB for the year ended June 30, 2006.

/s/ Urish Popeck & Co., LLC

Urish Popeck & Co., LLC

Pittsburgh, PA

September 25, 2006